                                                                    EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                            TENDER OF ALL OUTSTANDING
                          8 3/8% SENIOR NOTES DUE 2013
                                       OF
                               POPE & TALBOT, INC.

     Registered holders of outstanding 8 3/8% Senior Notes due 2013 (the "Original Notes") of Pope & Talbot, Inc., a Delaware corporation (the "Issuer"), who wish to tender their Original Notes in exchange for a like principal amount of new 8 3/8% Senior Notes due 2013, which have been registered under the Securities Act of 1933, as amended, and whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to J.P. Morgan Trust Company, National Association (the "Exchange Agent"), prior to the Expiration Date (as defined below), or who cannot complete the procedures for delivery by book-entry transfer with the Depository Trust Company ("DTC") on a timely basis, may use this Notice of Guaranteed Delivery (or one substantially similar hereto) pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Issuer's Prospectus,
dated      , 2002 (as the same may be amended or supplemented from time to time, the "Prospectus") and in Instruction 1 to the related Letter of Transmittal.

     Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. This form may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or by mail to the Exchange Agent. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date.

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON             , 2002 UNLESS EXTENDED (THE "EXPIRATION DATE").

     The Exchange Agent for the Exchange Offer is J.P. Morgan Trust Company, National Association.

                       By Mail, Overnight Carrier or Hand

                           J.P. Morgan Trust Company,
                              National Association
                             c/o JPMorgan Chase Bank
                          Institutional Trust Services
                      Attn: Mr. Frank Ivins (Confidential)
                         2001 Bryan Street, 9/th/ Floor
                               Dallas, Texas 75202

                            By Facsimile Transmission

                        (For Eligible Institutions Only)
                                 (214) 468-6494
                      Attn: Mr. Frank Ivins (Confidential)

                             To confirm by Telephone

                                 (214) 468-6464

Delivery of this instrument to an address other than that listed above will not constitute valid delivery.
For any questions regarding this instrument or for any additional information, you may contact the Issuer at tel. (503) 228-9161, Attn: Maria M. Pope, Vice President, Chief Financial Officer and Secretary.
This instrument is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, which together constitute the "Exchange Offer" and receipt of which is hereby acknowledged, the principal amount of Original Notes as described below pursuant to the guaranteed delivery procedures described in the Prospectus and in Instruction 1 of the Letter of Transmittal.

     The undersigned hereby tenders the Original Notes listed below:

 Certificate Number(s) (if known)
  and Series of Notes or Account       Aggregate Principal                Aggregate Principal
          Number at DTC                Amount Represented                   Amount Tendered*
          -------------                ------------------                   ----------------
-----------------------------      -----------------------------       -----------------------------


-----------------------------      -----------------------------       -----------------------------


*    Must be in integral multiples of $1,000.


If outstanding Original Notes will be tendered by book-entry transfer with DTC, provide the following information:

                  DTC Account Number: __________________________________________

                  Date: ________________________________________________________

                            PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or
Authorized Signatory: _____________________________________     Date: _______________________________________________, 2002



Name(s) of Registered Holder(s):                                Address: __________________________________________________

___________________________________________________________     ___________________________________________________________

___________________________________________________________     Area Code and Telephone No.: ______________________________

     This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

Name(s): _______________________________________________________________________

________________________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at the Book- Entry Transfer Facility described in the prospectus under the caption, "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the holder of the Original Notes tendered herewith.

Name of Firm: ____________________________  ____________________________________
                                                   (Authorized Signature)

Address: _________________________________  Name: ______________________________
                                                       (Please Print)

                                            Title: _____________________________
__________________________________________
             (Include Zip Code)

Area Code and Tel. No.: __________________  Dated: _______________________, 2002


NOTE: Do not send Original Notes with this form. Actual surrender of Original Notes must be made pursuant to, and be accompanied by, an executed Letter of Transmittal.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Original Notes or signed as the name of the participant shown on DTC's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit evidence satisfactory to the Issuer of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Issuer at the address and telephone number specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.